UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2010

GBS ENTERPRISES INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

302 North Brooke Drive
Canton, GA 30014
(Address of Principal Executive Offices) (Zip Code)

(404) 474-7256
(Registrant's Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report)

Copies to:
The Sourlis Law Firm
Virginia K. Sourlis, Esq.
214 Broad Street
Red Bank, New Jersey 07701
T: (732) 530-9007
F: (732) 530-9008
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

GBS Enterprises Incorporated, a Nevada corporation (the “Company”), is filing as Exhibit 99.1 to this From 8-K a Confidential Term Sheet in connection with the Company’s proposed “best efforts” sale of Units solely to “accredited investors” as defined in the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption from the registration requirements of the Securities Act afforded the Company under Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act. The Term Sheet will be given to prospective investors pursuant to Rule 135(c) of the Securities Act.

The Term Sheet and Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Units in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The Units, Warrants and shares of Common Stock underlying the Units and Warrants have not been registered under the Securities Act or the securities or blue sky laws of any state and, unless registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Confidential Term Sheet

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

By:	/s/JOERG OTT
Joerg Ott
Chairman and Chief Executive Officer
Dated: December 15, 2010